Exhibit 10.34

Amended Schedule A, dated as of August 1, 2003,

and to the Guaranty Agreement by and between Hewitt Associates,

LLC

and Citigroup, Inc. and its Affiliates, dated as of March 7, 2003.

SCHEDULE A

To Guaranty

Dated as of August 1, 2003

BORROWERS	COUNTRY	MAXIMUM LIABILITY FOR PRINCIPAL

Hewitt Associates S.A.	Argentina	100,000

Hewitt Associates Pty. Limited	Australia	250,000

Hewitt Associates GmbH	Austria	100,000

Hewitt Associates S.A.	Belgium	250,000

Hewitt Associates	Canada	1,000,000

Hewitt Associates Limitada	Chile	200,000

Hewitt Associates Consulting Co.	China	2,000,000

Hewitt Associates LLC (Branch)	Hong Kong	3,000,000

Hewitt Associates SARL	France	500,000

Hewitt Associates GmbH	Germany	500,000

Hewitt Associates Pvt. Ltd	India

Hewitt International (India) Pvt Ltd	India	1,400,000

(both India legal entities combined)

Hewitt Associates Srl.	Italy	100,000

Hewitt associates Kabushiki Gaisya	Japan	500,000

Hewitt Associates SDN. BHD	Malaysia	100,000

Hewitt Associates de Mexico S. de R. L de C. V.	Mexico	500,000

Hewitt Heijnis & Koelman B. V.	Netherlands	1,000,000

Hewitt Associates Inc.	Philippines	100,000

Hewitt Associates Sp. Zo.o	Poland	200,000

Hewitt Associates, LLC Sucursal en Portugal	Portugal	400,000

Hewitt Associates Caribe, Inc.	Singapore	250,000

Hewitt Associates Korea Yuhan Hoesa	South Korea	100,000

Hewitt Associates S.A.	Spain	250,000

Hewitt/Loneanalyser A.B.	Sweden	100,000

PRASA Hewitt S.A.	Switzerland	1,000,000

Hewitt Associates Limited	Thailand	100,000

SUBTOTAL		14,000,000

Letter of Credit to Lincolnshire Insurance Company PPC Limited

	Guernsey	6,000,000

TOTAL		20,000,000

Hewitt Associates LLC

Signed:	/s/ C. L. CONNOLLY III
C. Lawrence Connolly, III, Secretary

Citibank, N.A.

By:	/s/ STUART G. MILLER
Stuart G. Miller, Vice President